Crystal Financial LLC
Two International Place, 17th Floor
Boston, Massachusetts 02110

January 7, 2015

VIA E-MAIL (rwalters@bodyc.com)
Body Central Stores, Inc.
Attn: Richard L. Walters, Jr.,
Executive Vice President and Chief Financial Officer
6225 Powers Avenue
Jacksonville, Florida 32217

Re: Loan Arrangement with Crystal Financial LLC

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of February 6, 2014 (as amended and in effect, the "**Credit Agreement**"), as modified by that certain Forbearance and Modification Agreement dated June 23, 2014, as further modified by that certain Waiver and First Amendment to Credit Agreement dated as of June 27, 2014, and as further modified by that certain Second Amendment to Credit Agreement dated as of August 4, 2014, each entered into by and between Crystal Financial LLC, as Administrative Agent and Collateral Agent (in such capacity, the "**Agent**") and Body Central Stores, Inc. (the "**Lead Borrower**"), the other Borrowers party thereto (together with the Lead Borrower, the "**Borrowers**"), and the Guarantor party thereto. Capitalized terms used herein without definition shall have the respective meanings as set forth in the Credit Agreement.

As the Borrowers are aware, one or more Events of Default have occurred and are continuing under the Credit Agreement, including without limitation, the breach of Section 8.01(e), "Cross-Default", and Section 8.01(l), "Cessation of Business", and as a result, as of the date of this notice in accordance with Article VIII of the Credit Agreement:

1. The Agent hereby declares the Commitments of each Lender to make Loans to be terminated, and such Commitments and obligations therefore have been terminated. This notice shall constitute formal notice of such termination and the establishment of the Termination Date.

2. The Agent hereby declares the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations (including any accrued and unpaid portion of the Unused Fee and the Early Termination Fee), and all other fees, costs, and expenses (including attorneys' fees and expenses) to be

immediately due and payable, without presentment, demand, protest, or other notice. This will further confirm that in accordance with Section 2.02 of the Credit Agreement, the Agent has made an advance and charged the Loan Account as of the date hereof to pay each and all of the foregoing fees, costs, and expenses.

3. The Agent may proceed to protect, enforce, and exercise all rights and remedies of the Credit Parties under the Credit Agreement, any of the other Loan Documents or Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties.

The Agent and the Lenders hereby once again expressly reserve all of their rights, remedies, powers, and privileges pursuant to the Credit Agreement, the other Loan Documents, and applicable Law as a result of the Events of Default. While the Agent and the Lenders have not, at this time, exercised any of their rights and remedies as a result of the Events of Default, please be advised that nothing herein shall be deemed a waiver by the Agent or the Lenders of the Events of Default. Further, the receipt and application of any payments on account of the Obligations by the Agent or the Lenders shall not, at any time, be deemed to constitute a waiver of the Events of Default or the Agent's and the Lenders' rights on account thereof. Nothing herein or in any other communication with the Agent or the Lenders shall be deemed an agreement by the Agent or any of the Lenders to forbear from exercising any and all of their rights, remedies, powers, and privileges. The Agent and the Lenders hereby reserve the right to take such actions and to exercise their rights and remedies and powers and privileges as entitled pursuant to the Credit Agreement, the other Loan Documents, and applicable Law at such time as they in their sole and exclusive discretion deem appropriate or necessary, <u>without further notice</u> to the Borrowers.

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Please do not hesitate to contact us with any questions that you may have.

Very truly yours,

CRYSTAL FINANCIAL LLC

By:__________________________
Name: Evren Ozargun
Title: Managing Director

cc: Mr. Michael L. Pizette (mpizette@crystalfinco.com)
Gardner Davis, Esquire (gdavis@foley.com)
Donald E. Rothman, Esquire (drothman@riemerlaw.com)

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